                                                                  Exhibit (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

--------------------------------------- ---------------------------------------

For this type of        Give the
account:                SOCIAL SECURITY
                        number of--
-----------------------------------------------
1. An individual's      The individual
 account
2. Two or more          The actual owner of the
 individuals (joint     account or, if combined
 account)               funds, the first
                        individual on the
                        account(1)
3. Husband and wife     The actual owner of the
 (joint account)        account or, if joint
                        funds, the first
                        individual on the
                        account(1)
4. Custodian account    The minor(2)
 of a minor (Uniform
 Gift to Minors Act)
5. Adult and minor      The adult, or if the
 (joint account)        minor is the only
                        contributor, the
                        minor(1)
6. Account in the name  The ward, minor or
 of guardian or         incompetent person(3)
 committee for a
 designated ward,
 minor or incompetent
 person
7. a.  A revocable      The grantor-trustee(1)
      savings trust
      account (in
      which grantor is
      also trustee)
   b.  Any "trust"      The actual owner(4)
      account that is
      not a legal or
      valid trust
      under State law

                                                       Give the EMPLOYER
                           For this type of account:   IDENTIFICATION
                                                       number of--
                                        -------------------------------------
                            8. Sole proprietorship     The owner(4)
                             account
                            9. A valid trust, estate   The legal entity (Do
                             or pension trust          not furnish the
                                                       identifying
                                                       number of the personal
                                                       representative or
                                                       trustee
                                                       unless the legal
                                                       entity
                                                       itself is not
                                                       designated in
                                                       the account title.)(5)
                           10. Corporate account       The corporation
                           11. Religious, charitable   The organization
                             or
                             educational organization
                             account
                           12. Partnership account     The partnership
                             held in the name of the
                             business
                           13. Association, club or    The organization
                             other tax-exempt
                             organization
                           14. A broker or registered  The broker or nominee
                             nominee
                           15. Account with the        The public entity
                             Department of
                             Agriculture in the name
                             of a public entity (such
                             as a State or local
                             governmental school
                             district or prison) that
                             receives agricultural
                             program payments


--------------------------------------- ---------------------------------------


(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on all payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An entity registered at all times during the tax year under the
    Investment Company Act of 1940.
  . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.